CONSENT OF L.L. BRADFORD & COMPANY INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated August 7, 2013, in the Registration Statement (Form S-1) of Soloro Gold for the registration of shares of its common stock.

/s/ L.L. Bradford & Company

Las Vegas, Nevada

November 19, 2013